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                                    EXHIBIT 5

                         OPINION OF SCOTT D. OLSON, ESQ.


                              SCOTT D. OLSON, ESQ.

                                 251 High Drive
                             Laguna Beach, CA 92651

Fax (501) 634-2648
Tel (310) 985-1034                                     scottdavidolson@yahoo.com
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                                October 18, 2006

Board of Directors
RG Global Lifestyles, Inc.
30021 Tomas, Suite 200
Rancho Santa Margarita, California 92688

         Re:      RG Global Lifestyles, Inc.

Ladies and Gentlemen:

As legal counsel for RG Global Lifestyles, Inc., a California corporation (the "Company"), I am rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 10,000,000 shares of the Common Stock, $0.001 of the Company on Form S-8 (the "Registration Statement") which may be issued pursuant to the exercise of options granted under the Company's 2006 Incentive and Nonstatutory Stock Option Plan (the "Plan").

I have examined all instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. I am admitted to practice only in the State of California and I express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

Based on such examination, I am of the opinion that the 10,000,000 shares of Common Stock which may be issued under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of my name wherever it appears in said Registration Statement.

Signed,

/s/ Scott D. Olson
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SCOTT D. OLSON, ESQ.